EXHIBIT 99.1

Palladyne AI Corp. Announces Appointment of Michael Young to Board of Directors

Former senior executive at Caterpillar and Dell brings more than 35 years of industry experience and relationships to the Palladyne AI board

SALT LAKE CITY– February 19, 2025 – Palladyne AI Corp. (NASDAQ: PDYN and PDYNW) (“Palladyne AI”), a developer of artificial intelligence software for robotic platforms in the commercial and defense sectors, today announced that Michael Young will join its Board of Directors effective February 24, 2025. With more than 35 years of professional experience, including more than 17 years at Caterpillar where he led Caterpillar Ventures as well as Caterpillar’s mergers and acquisitions activities across Asia Pacific, Young brings extensive knowledge and industry connections to the board.

Young retired from Caterpillar in 2023 after leading Caterpillar Ventures since its inception in 2015. During this time, he directed Caterpillar’s investments in more than 30 companies focused on energy, electrification, autonomy, robotics, and digital solutions. Prior to leading Caterpillar Ventures, Young spearheaded Caterpillar’s Mergers and Acquisition actives across Asia Pacific, including acquisitions, joint ventures, and divestitures. Before joining Caterpillar, Young was at Dell Computer for six years in a variety of roles, including serving as the Chief Financial Officer for the China and Hong Kong business when it began operations in Xiamen, China.

“I am delighted to welcome Michael to the Palladyne AI Board of Directors,” said Ben Wolff, President and CEO, Palladyne AI. “Having known and collaborated with him over the years during his time at Caterpillar, I am confident that his industry knowledge and relationships will be incredibly valuable as we begin our efforts to deploy our physical AI software platform for robotics with customers around the globe.”

“I am honored and excited to join Palladyne AI’s Board of Directors at such an exciting time for the Company as they commercialize their AI software solutions and focus on initial deployments,” said Young. “I believe that Palladyne AI is well-positioned in the market to make a true impact and to help companies automate tasks that in the past have been too difficult to fully automate.”

Young will replace Laura J. Peterson on the board of directors upon her retirement from the Board at the expiration of her term as the Company’s Executive Vice Chair on February 23, 2025. Peterson has served as a member of the Board of Directors since September 2021, as our interim President and Chief Executive Officer from May 2023 until October 2023, as our President and Chief Executive Officer from October 2023 until February 2024, and as our Executive Vice Chairman since February 2024.

“Laura has been an incredibly valuable contributor both as a board member and as a senior executive with Palladyne AI,” said Dennis Weibling, Chairman, Palladyne AI. “Her strategic acumen, operating expertise, dedication, and steady hand has helped the Company establish a foundation for future success. We thank her for her leadership and many contributions.”

For more information on Palladyne AI and its artificial intelligence software for robotic platforms, please visit www.palladyneai.com.

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About Palladyne AI Corp.

Palladyne AI Corp. (NASDAQ: PDYN) has developed an advanced artificial intelligence (AI) and machine learning (ML) software platform poised to revolutionize the capabilities of robots, enabling them to observe, learn, reason, and act in a manner akin to human intelligence. Our AI and ML software platform empowers robots to perceive variations or changes in the real-world environment, enabling them to autonomously maneuver and manipulate objects accurately in response.

The Palladyne AI software solution operates on the edge and dramatically reduces the significant effort required to program and deploy robots enabling industrial robots and collaborative robots (cobots) to quickly achieve autonomous capabilities even in dynamic and or complex environments. Designed to achieve precise results with minimal training time, limited data sets, and lower power requirements, compared to current solutions, Palladyne AI believes its software has wide application, including in industries such as automotive, aviation, construction, defense, general manufacturing, infrastructure inspection, logistics and warehousing. Its applicability extends beyond traditional robotics to include Unmanned Aerial Vehicles (UAVs), Unmanned Ground Vehicles (UGVs), and Remotely Operated Vehicles (ROVs). Palladyne AI’s approach is expected to elevate the return on investment associated with a diverse range of machines that are fixed, fly, float, or roll.

By enabling autonomy, reducing programming complexity, and enhancing efficiency, we are paving the way for a future where machines can excel in tasks that were once considered beyond their reach.

For more information, please visit www.palladyneai.com and connect with us on LinkedIn at www.linkedin.com/company/palladyneaicorp.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the future uses of Palladyne software, the benefits of the software, the capabilities or future capabilities of Palladyne AI’s software platforms and products generally, the benefits of the software platform and products and the industries that could benefit from them, the impact of the software platform and products on robotics and the applicability of the software platform to different kinds of machines (such as UAVs, UGVs and ROVs and different available industrial robots). Forward-looking statements are inherently subject to risks, uncertainties, and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events, or results of operations, are forward-looking statements. These statements may be preceded by, followed by, or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or “continue” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results, or performance to differ materially from those indicated by such statements. These forward-looking statements are based on Palladyne AI’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. However, there can be no assurance that the events, results, or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Palladyne AI is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Readers should carefully review the statements set forth in the reports which Palladyne AI has filed or will file from time to time with the Securities and Exchange Commission (the “SEC”), in particular the risks and uncertainties set forth in the sections of those reports entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” for a description of risks facing Palladyne AI and that could cause actual events, results or performance to differ from those indicated in the forward-looking statements contained herein. The documents filed by Palladyne AI with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.

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